Exhibit s

POWER OF ATTORNEY

The undersigned trustees of the VII Peaks Co-Optivist Income Fund, a Delaware business trust (the “Trust”), hereby each constitute and appoint Jay Gould, Michael Wu and John Alexander, and each of them signing singly, and with full power of substitution, as the undersigned's true and lawful attorney-in-fact to:

1.	Prepare, execute and file with the U.S. Securities and Exchange Commission (the “SEC”) one or more Registration Statements of the Trust on Form N-8A and Form N-2 under the Securities Act of 1933 and the Investment Company Act of 1940, including any amendments thereto, with all exhibits thereof, and any and all other documents required to be filed with any federal or state regulatory agency, relating to the registration thereof, or the issuance of shares thereof, without limitation.

The undersigned each grant unto such attorneys full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorney lawfully could do or cause to be done by virtue of this Power of Attorney.

IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed as of this 27th day of February, 2017.

By:

Name:	Gupreet S. Chandhoke

Title:	Trustee, Chief Executive Officer

By:

Name:	Robert Winspear

Title:	Trustee

By:

Name:	Jeya Kumar

Title:	Trustee

By:

Name:	Amit Mahajan

Title:	Trustee